Exhibit 99.2

Supplemental Information

March 31, 2010

(Unaudited)

Orland Park, IL	South San Francisco, CA

Parker, CO	Dallas, TX

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things the Company’s estimate of (i) yields, (ii) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (iii) rentable square feet for land held for future development. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions, including the possibility of a prolonged recession; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to sell its investments when desired and on profitable terms; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants to maintain or increase occupancy levels at, and rental income from, the senior housing segment; the Company’s ability to realize the benefits of its mezzanine and other loan investments; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Company Information (1)

Board of Directors

James F. Flaherty III	Harold M. Messmer, Jr.
Chairman and Chief Executive Officer	Chairman and Chief Executive Officer
HCP, Inc.	Robert Half International, Inc.

Christine N. Garvey	Peter L. Rhein
Former Global Head of Corporate	Partner, Sarlot & Rhein
Real Estate Services, Deutsche Bank AG

David B. Henry	Kenneth B. Roath
Vice Chairman, President and Chief	Chairman Emeritus, HCP, Inc.
Executive Officer, Kimco Realty Corporation

Lauralee E. Martin	Richard M. Rosenberg
Chief Operating and Financial Officer	Chairman and Chief Executive Officer
Jones Lang LaSalle Incorporated	(Retired), BankAmerica Corporation

Michael D. McKee	Joseph P. Sullivan
Chief Executive Officer	Chairman of the Board of Advisors
Kennedy Associates Real Estate Counsel, L.P.	RAND Health

Senior Management

James F. Flaherty III	Thomas D. Kirby
Chairman and	Executive Vice President
Chief Executive Officer	Acquisitions and Valuations

Paul F. Gallagher	Thomas M. Klaritch
Executive Vice President and	Executive Vice President
Chief Investment Officer	Medical Office Properties

Edward J. Henning	Timothy M. Schoen
Executive Vice President,	Executive Vice President
General Counsel, Chief Administrative	Life Science and Investment Management
Officer and Corporate Secretary

Thomas M. Herzog	Susan M. Tate
Executive Vice President and	Executive Vice President
Chief Financial Officer	Asset Management and Senior Housing

Other Information

Corporate Headquarters	San Francisco Office
3760 Kilroy Airport Way, Suite 300	400 Oyster Point Boulevard, Suite 409
Long Beach, CA 90806-2473	South San Francisco, CA 94080
(562) 733-5100

Nashville Office
3000 Meridian Boulevard, Suite 200
Franklin, TN 37067

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On the Company’s internet website, www.hcpi.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on its website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Thomas M. Herzog, Executive Vice President and Chief Financial Officer at (562) 733-5309.

(1)   As of April 23, 2010.

1

Highlights

Dollars in thousands, except per share data
	Three Months Ended March 31,
	2010	2009

Revenues	$295,914	$277,010

NOI	213,223	200,848

Adjusted EBITDA	237,392	221,291

Net income applicable to common shares	74,836	43,285

FFO applicable to common shares	158,678	128,019

Diluted EPS	$0.25	$0.17

Diluted FFO per common share	$0.54	$0.50

Diluted FFO per common share, before giving effect to impairment recoveries	$0.50	$0.50

FFO payout ratio, before giving effect to impairment recoveries	93%	92%

Financial Leverage	43.5%	47.9%

Adjusted fixed charge coverage	2.6x	2.4x

	March 31,	December 31,
	2010	2009

Operating properties:

Senior housing	257	256

Life science	100	98

Medical office	251	251

Hospital	21	22

Skilled nursing	48	48

Total	677	675

Portfolio Income from Assets Under Management(1)	Assets Under Management: $14.1 billion(2)

(1) Represents the NOI from real estate owned by HCP, the interest income from debt investments and HCP’s pro rata share of the NOI from real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for future development, for the quarter ended March 31, 2010.

(2) Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets held for sale and under development and land held for future development, at March 31, 2010.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

2

Consolidated Funds From Operations

Dollars and shares in thousands, except per share data
	Three Months Ended March 31,
	2010	2009

Net income applicable to common shares	$74,836	$43,285
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	78,147	80,223
Discontinued operations	824	375
Gain on sales of real estate	—	(1,357)
Equity (income) loss from unconsolidated joint ventures	(1,383)	462
FFO from unconsolidated joint ventures	6,860	5,631
Noncontrolling interests’ and participating securities’ share in earnings	3,982	4,141
Noncontrolling interests’ and participating securities’ share in FFO	(4,588)	(4,741)
FFO applicable to common shares	$158,678	$128,019

Distributions on convertible units	1,607	1,620

Diluted FFO applicable to common shares	$160,285	$129,639

Basic FFO per common share	$0.54	$0.51

Diluted FFO per common share	$0.54	$0.50

Weighted average shares used to calculate diluted FFO per share	297,565	256,949

Dividends declared per common share	$0.465	$0.460

Impairment recoveries	$(11,900)	$—

Per common share impact of impairment recoveries on diluted FFO	$(0.04)	$—

Diluted FFO per common share, before giving effect to impairment recoveries	$0.50	$0.50

FFO payout ratio, before giving effect to impairment recoveries	93.0%	92.0%

Consolidated selected supplemental cash flow information:
Impairment recoveries	$(11,900)	$—
Amortization of above and below market lease intangibles, net(1)	(1,904)	(2,660)
Stock-based compensation	3,506	3,546
Amortization of debt premiums, discounts and issuance costs, net	3,468	2,201
Straight-line rents	(13,276)	(11,422)
Interest accretion – DFLs	(1,813)	(1,955)
Increase (decrease) in deferred revenues – tenant improvement related	(928)	3,942
Increase in deferred revenues – additional rents (SAB 104)	1,503	2,972
Lease commissions and tenant and capital improvements	(4,620)	(9,642)

HCP’s share of selected supplemental cash flow information from unconsolidated joint ventures(2):
Amortization of above and below market lease intangibles, net	$79	$1,442
Amortization of debt premiums, discounts and issuance costs, net	105	106
Straight-line rents	(1,722)	(1,039)
Lease commissions and tenant and capital improvements	(501)	(561)

(1)  Quarter ended March 31, 2010 amortization of $1.9 million includes the net effect of the following: (i) income of $2.4 million related to net below market lease intangibles; (ii) operating expense of $0.1 million related to net below market ground lease intangibles; and (iii) a charge to revenues of $0.4 million related to lease incentives.

(2) Includes Investment Management Platform and three other unconsolidated joint ventures.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

3

Capitalization

Dollars and shares in thousands, except price data

Total Debt
		March 31, 2010	December 31, 2009
Bank line of credit		$210,000	$—
Term loan		—	200,000
Senior unsecured notes		3,523,339	3,521,325
Mortgage and other secured debt		1,828,637	1,834,935
Other debt		97,023	99,883
Consolidated debt		5,658,999	5,656,143
HCP’s share of unconsolidated debt(1)		340,021	341,389
Total debt		$5,999,020	$5,997,532

Total Market Capitalization
	March 31, 2010
	Shares/Units	Price	Value
Common stock	293,966	$33.00	$9,700,878
Convertible partnership units
2 for 1(2)	1,617	66.00	106,722
1 for 1(3)	2,604	33.00	85,932
	4,221		192,654
Preferred stock:
7.25% Series E (Callable at par after September 15, 2008)	4,000	23.92	95,680
7.10% Series F (Callable at par after December 3, 2008)	7,820	23.53	184,005
	11,820		279,685

Consolidated market equity			$10,173,217

Consolidated debt			5,658,999

Consolidated market capitalization			$15,832,216

HCP’s share of unconsolidated debt(1)			340,021

Total market capitalization			$16,172,237

Common Stock and Equivalents
		Weighted Average Shares
	Shares	Three Months Ended
	Outstanding	March 31, 2010
	March 31, 2010	Diluted EPS	Diluted FFO
Common Stock	293,966	293,223	293,223
Common equivalent securities:
Restricted stock and units	1,595	162	162
Options	702	702	702
Convertible partnership units	5,837	—	3,478
Total common and equivalents	302,100	294,087	297,565

Other Information
Trading Symbol		Senior Unsecured Debt Ratings
HCP	Common Stock	Moody’s	Baa3 (positive outlook)
HCP_pe	Series E Preferred Stock	Standard & Poor’s	BBB (stable outlook)
HCP_pf	Series F Preferred Stock	Fitch	BBB (positive outlook)

Stock Exchange Listing
NYSE

(1) Reflects the Company’s pro rata share of amounts from the Investment Management Platform. Excludes unconsolidated joint ventures outside of the Investment Management Platform.

(2) Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company’s common stock at the time of conversion or, at the Company’s election, two shares of the Company’s common stock.

(3) Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company’s common stock at the time of conversion or, at the Company’s election, one share of the Company’s common stock.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

4

Indebtedness and Ratios

Dollars in thousands
Debt Maturities and Scheduled Principal Repayments (Amortization)
March 31, 2010
		Senior		Mortgage and			HCP’s Share of
	Bank Line	Unsecured		Other Secured		Consolidated	Unconsolidated
	of Credit(1)	Notes	Rates(2)	Debt(3)	Rates(2)	Debt	Mortgage Debt(4)	Rates(2)	Total Debt
2010 (9 months)	$—	$206,421	5.17%	$97,046	7.34%	$303,467	$4,148	—%	$307,615
2011	210,000	292,265	4.83	146,917	4.97	649,182	6,224	—	655,406
2012	—	250,000	6.67	63,776	5.08	313,776	13,560	5.41	327,336
2013	—	550,000	5.83	675,104	2.96	1,225,104	44,508	5.97	1,269,612
2014	—	87,000	4.87	177,435	5.74	264,435	4,364	—	268,799
2015	—	400,000	6.64	355,369	6.18	755,369	15,070	5.77	770,439
2016	—	400,000	6.43	250,142	6.74	650,142	50,975	5.97	701,117
2017	—	750,000	6.05	3,203	—	753,203	201,648	5.77	954,851
2018	—	600,000	6.85	3,389	—	603,389	—	—	603,389
2019	—	—	—	3,063	5.70	3,063	—	—	3,063
Thereafter	—	—	—	50,514	5.40	50,514	—	—	50,514
Subtotal	210,000	3,535,686		1,825,958		5,571,644	340,497		5,912,141
Other debt(5)	—	—		—		97,023	—		97,023
(Discounts) and premiums, net	—	(12,347)		2,679		(9,668)	(476)		(10,144)
Total debt	$210,000	$3,523,339		$1,828,637		$5,658,999	$340,021		$5,999,020

Weighted average interest rate	1.24%	6.12%		4.97%		5.56%	5.83%		5.57%

Weighted average maturity in years	1.36	5.05		4.14		4.61	6.65		4.73

Ratios			Covenants
	March 31,	December 31,	The following is a summary of the financial covenants under the revolving line of credit facility at March 31, 2010.
	2010	2009
Consolidated Debt/Consolidated Gross Assets	42.9%	42.8%
Financial Leverage (Total Debt/Total Gross Assets)	43.5%	43.4%		Line of Credit
			Financial Covenants(7)	Requirement	Actual Compliance
Consolidated Secured Debt/Consolidated Gross Assets	13.9%	13.9%	Leverage Ratio	No greater than 60%	45%
Total Secured Debt/Total Gross Assets	15.7%	15.8%	Secured Debt Ratio	No greater than 30%	17%
			Unsecured Leverage Ratio	No greater than 65%	44%
Fixed and variable rate ratios(6):			Fixed Charge Coverage Ratio (12 months)	No less than 1.75x	2.5x
Fixed rate Total Debt	83.6%	83.8%
Variable rate Total Debt	16.4%	16.2%
	100.0%	100.0%

(1)      At March 31, 2010, a $103 million letter of credit is outstanding against the revolving line of credit facility as a result of the Ventas, Inc. (“Ventas”) litigation. For further information regarding the Ventas litigation see Note 11 to the Condensed Consolidated Financial Statements for the quarter ended March 31, 2010 in the Company’s Quarterly Report on Form 10-Q filed with the SEC for additional information.

(2)      Senior unsecured notes and mortgage and other secured debt weighted-average effective rates relate to maturing amounts.

(3)      Mortgage debt attributable to non-controlling interests at March 31, 2010 was $35 million.

(4)      Includes pro-rata share of other debt that represents the Company’s Investment Management Platform. At March 31, 2010, 100% of the Company’s Investment Management Platform’s mortgage debt accrues interest at fixed rates.

(5)      $97 million of other debt that represents non-interest bearing Life Care Bonds and occupancy fee deposits at three of the Company’s senior housing facilities have no scheduled maturities.

(6)      $250 million of fixed-rate senior unsecured notes are presented as variable-rate debt as the interest payments under such debt has been swapped (pay float and receive fixed) and $60 million of variable-rate mortgages are presented as fixed-rate debt as the interest payments under such debt has been swapped (pay fixed and receive float).

(7)      Financial covenants for the revolving line of credit facility are calculated based on the definitions contained within the agreement and may be different than similar terms in the Company’s Consolidated Financial Statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

5

Investments

Dollars in thousands
Investments
Three Months
Description	Ended March 31, 2010

Acquisition of senior housing facility	$8,937
Total fundings for development, tenant and capital improvements(1)	27,255

Total investments	$36,192

(1)      The quarter ended March 31, 2010, includes the following: (i) $11.0 million of development, (ii) $12.5 million of first generation tenant improvements, and (iii) $3.7 million of second generation tenant and capital improvements (excludes $0.9 million of lease commissions). Investments for development include capitalized interest for the quarter ended March 31, 2010 of $5.0 million.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

6

Development

As of March 31, 2010, dollars and square feet in thousands
Redevelopment Projects in Process

			Estimated/	Estimated
			Actual	Rentable		Estimated
			Completion	Square	Investment	Total
Name of Project	Location	Segment	Date	Feet	to Date(1)(3)	Investment

500/600 Saginaw	Redwood City, CA	Life science	1Q 2010	89	$37,637	$52,100
Modular Labs IV(4)	So. San Francisco, CA	Life science	4Q 2010	110	36,012	55,948
Westridge	San Diego, CA	Life science	3Q 2011	53	10,696	22,999
Folsom	Sacramento, CA	MOB	2Q 2011	92	25,776	35,850
Innovation Drive	San Diego, CA	MOB	4Q 2011	84	21,847	35,206
Knoxville	Knoxville, TN	MOB	4Q 2010	38	5,663	8,469

	Total			466	$137,631	$210,572

Land Held for Future Development

			Estimated
		Gross	Rentable
		Site	Square
Location	Segment	Acreage	Feet
So. San Francisco, CA	Life science	30	866
Carlsbad, CA	Life science	41	697
Poway, CA	Life science	72	1,261
Torrey Pines, CA	Life science	6	93
		149	2,917

Investment-to-date(2)(3)			$265,949

Projects Placed in Service

			Date	Rentable
			Placed in	Square		Percentage
Name of Project	Location	Segment	Service	Feet	Investment	Leased
Oyster Point II (A)	So. San Francisco, CA	Life science	January 2010	122	$94,835	100%
Oyster Point II (B)	So. San Francisco, CA	Life science	January 2010	129	99,957	100%
Oyster Point II (C)	So. San Francisco, CA	Life science	January 2010	78	51,167	—
				329	245,959

(1)      Includes $43 million in land, $73 million in buildings, $1 million in net intangible assets and $21 million in development costs and construction in progress.

(2)      Includes $221 million in land and $45 million in development costs and construction in progress.

(3)      Development costs and construction in progress of $97 million presented on the Company’s consolidated balance sheet at March 31, 2010, includes the following: (i) $21 million of costs for development projects in process; (ii) $45 million of costs for land held for future development; and (iii) $31 million for tenant and other facility related improvement projects.

(4)      Represents three facilities, one of which was placed in redevelopment (out of service) during the quarter ended March 31, 2010.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

7

Owned Portfolio Summary

As of and for the quarter ended March 31, 2010, dollars and square feet in thousands, unless otherwise indicated

Portfolio Summary by Investment Product

Leased	Property			Average			Occupancy	EBITDAR		EBITDARM
Properties	Count	Investment(1)	NOI	Age (Years)	Capacity		%(2)	Amount	CFC	Amount	CFC
Senior housing	232	$4,105,189	$84,289	13	25,413	Units	85.8	$353,504	1.15 x	$426,227	1.38 x
Life science	96	3,071,506	56,692	15	6,399	Sq. Ft.	88.8	N/A	N/A	N/A	N/A
Medical office	184	2,141,330	45,527	18	12,791	Sq. Ft.	90.7	N/A	N/A	N/A	N/A
Hospital	17	646,380	17,154	24	2,345	Beds	59.0	317,846	4.88 x	351,066	5.39 x
Skilled nursing	48	255,084	9,561	25	5,628	Beds	85.4	56,713	1.54 x	77,398	2.10 x
	577	$10,219,489	$213,223	16

Secured			Interest						EBITDA		EBITDAM
Loans		Investment	Income						DSC		DSC
Senior housing		$7,810	$126						1.62 x		1.96 x
Hospital		34,558	745						4.03 x		4.67 x
Skilled nursing(3)		626,154	12,561						20.84 x		25.64 x
		$668,522	$13,432

Mezzanine			Interest						EBITDA		EBITDAM
Loans		Investment	Income						DSC		DSC
Hospital		$251,795	$6,788						2.42 x		2.60 x
Skilled nursing(3)		938,862	15,046						4.42 x		5.44 x
		$1,190,657	$21,834

Total		$12,078,668	$248,489

Portfolio NOI, Adjusted NOI and Interest Income

	Three Months Ended March 31, 2010
	Rental				NOI and
	Revenues	Operating		Interest	Interest	Adjusted
Segment	& DFL Income	Expenses	NOI(4)	Income(5)	Income	NOI
Senior housing	$85,219	$930	$84,289	$126	$84,415	$76,792
Life science	68,274	11,582	56,692	—	56,692	49,457
Medical office	76,874	31,347	45,527	—	45,527	43,793
Hospital	19,363	2,209	17,154	7,533	24,687	14,994
Skilled nursing	9,610	49	9,561	27,607	37,168	9,210
	$259,340	$46,117	$213,223	$35,266	$248,489	$194,246

(1)      Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and debt investments.

(2)      For MOBs and life science facilities, occupancy percentages are presented as of the end of the period reported. For hospitals, skilled nursing facilities and senior housing facilities, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and one quarter in arrears from the period reported.

(3)      See HCR Properties, LLC (HCR ManorCare “PropCo”) Information on page 21 in this report.

(4)      NOI attributable to non-controlling interests for the quarter ended March 31, 2010 was $1.4 million.

(5)      Includes loan accretion for the quarter ended March 31, 2010 of $13.3 million.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

8

Owned Portfolio Concentrations

As of and for the quarter ended March 31, 2010, dollars in thousands
Geographic Diversification(1)
	Total	Senior	Life	Medical		Skilled		% of
Investment by State	Properties	Housing	Science	Office	Hospital	Nursing	Total	Total

CA	133	$575,218	$2,981,211	$219,538	$128,508	$14,347	$3,918,822	38
TX	80	349,524	—	638,163	259,830	2,818	1,250,335	12
FL	50	480,873	—	145,412	62,450	—	688,735	7
CO	24	168,931	—	191,074	9,028	27,182	396,215	4
VA	21	279,059	—	40,016	—	63,100	382,175	4
WA	14	132,609	—	172,435	—	—	305,044	3
NJ	13	285,976	—	—	—	—	285,976	3
UT	33	27,800	90,295	132,144	—	4,935	255,174	2
MD	12	189,842	—	29,243	—	—	219,085	2
IL	12	192,602	—	12,415	—	—	205,017	2
Other	185	1,430,565	—	560,890	221,122	156,443	2,369,020	23
Total	577	$4,112,999	$3,071,506	$2,141,330	$680,938	$268,825	$10,275,598	100

Mezzanine and HCR ManorCare secured debt loan investments not allocated to geographic regions							$1,803,070

NOI and Interest	Total	Senior	Life	Medical		Skilled		% of
Income by State	Properties	Housing	Science	Office	Hospital	Nursing	Total	Total

CA	133	$11,869	$54,087	$3,308	$4,185	$544	$73,993	35
TX	80	9,290	—	12,950	5,679	105	28,024	13
FL	50	10,988	—	3,297	1,298	—	15,583	7
CO	24	3,149	—	3,763	337	744	7,993	4
VA	21	4,993	—	840	—	1,712	7,545	4
WA	14	1,883	—	4,419	—	—	6,302	3
UT	33	405	2,605	3,002	—	169	6,181	3
TN	23	695	—	3,602	—	827	5,124	2
NJ	13	5,021	—	—	—	—	5,021	2
MD	12	3,883	—	664	—	—	4,547	2
Other	174	32,239	—	9,682	6,400	5,857	54,178	25
Total	577	$84,415	$56,692	$45,527	$17,899	$9,958	$214,491	100

Mezzanine and HCR ManorCare secured debt loan interest income not allocated to geographic regions							$33,998

Operator/Tenant Diversification
	Primary	Annualized Revenues(2)
Company	Segment	Amount	%
Sunrise Senior Living	Senior housing	$112,888	12
Brookdale	Senior housing	63,238	7
HCA	Hospital	57,452	6
HCR ManorCare	Skilled nursing	54,677	6
Emeritus Corporation	Senior housing	47,572	5
Amgen	Life science	39,055	4
Genentech	Life science	35,523	4
Aegis Senior Living	Senior housing	20,189	2
Takeda	Life science	16,354	2
Tenet Healthcare Corporation	Hospital	16,018	1
Other		478,912	51
		$941,878	100

(1)     Owned portfolio geographic concentration includes investments, NOI and interest income from investments in our leased properties and certain secured loans and excludes mezzanine loans and other investments in HCR ManorCare as the investment and interest income associated with those assets cannot be allocated to a particular geographic region.

(2)     The most recent monthly base rent (including add rent floors), income from direct financing leases and/or interest income annualized for twelve months. For additional details regarding “annualized revenues,” see reporting definitions.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

9

Owned Same Property Operating Lease Portfolio

As of March 31, 2010, dollars and square feet in thousands

			Senior		Life		Medical				Skilled
	Total		Housing(1)		Science		Office		Hospital		Nursing

Property count	543		201		93		184		17		48
Investment	$9,351,603		$3,483,261		$2,825,548		$2,141,330		$646,380		$255,084
Percent of operating lease portfolio (by investment)	97.3%		99.7%		92.0%		100.0%		100.0%		100.0%
Capacity			22,186 Units		6,070 Sq. Ft.		12,791 Sq. Ft.		2,345 Beds		5,628 Beds

Year-Over-Year Three-Month SPP

Occupancy(2):
March 31, 2010			85.0%		89.4%		90.7%		57.7%		85.3%
March 31, 2009			87.7%		91.3%		90.5%		56.3%		85.4%
% change			(2.7%	)	(1.9%	)	0.2%		1.4%		(0.1%	)

NOI % change	4.5%		9.7%		1.9%		1.0%		(0.2%	)	8.1%

Adjusted NOI:
March 31, 2010	$182,564		$66,849		$46,768		$44,743		$14,994		$9,210
March 31, 2009	$176,028		$60,544		$46,715		$44,451		$15,456		$8,862
Adjusted NOI % change	3.7%		10.4%		0.1%		0.7%		(3.0%	)	3.9%

Sequential Three-Month SPP

Occupancy(2):
March 31, 2010			85.0%		89.4%		90.7%		57.7%		85.3%
December 31, 2009			85.5%		89.8%		90.9%		56.2%		85.2%
% change			(0.5%	)	(0.4%	)	(0.2%	)	1.5%		0.1%

NOI % change	(1.6%	)	(2.5%	)	(0.9%	)	3.2%		(11.8%	)	0.5%

Adjusted NOI:
March 31, 2010	$182,564		$66,849		$46,768		$44,743		$14,994		$9,210
December 31, 2009	$188,690		$67,706		$50,525		$44,002		$17,287		$9,170
Adjusted NOI % change	(3.2%	)	(1.3%	)	(7.4%	)	1.7%		(13.3%	)	0.4%

(1)     Excludes 30 properties which are classified as direct financing leases.

(2)     Occupancy percentages for senior housing, hospital and skilled nursing are calculated based on the average three month occupancy one quarter in arrears from the period presented. Occupancy percentages for life science and medical office are as of the end of the period presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

10

Owned Portfolio Lease Expirations and Debt Investment Maturities

At March 31, 2010, dollars and square feet in thousands

		Expiration Year(1)
Segment	Total	2010(2)	2011	2012	2013	2014	2015	2016	2017	2018	2019	Thereafter

Lease Expirations

Senior housing:
Properties	232	4	3	4	6	8	2	16	25	59	12	93
Annualized revenues	$311,993	$795	$991	$1,354	$18,278	$14,160	$3,915	$17,292	$31,601	$98,248	$14,273	$111,086

Life science:
Square feet	5,679	230	425	114	387	398	691	263	733	411	—	2,027
Annualized revenues	$204,727	$4,859	$13,783	$2,506	$10,919	$10,894	$21,166	$8,134	$24,611	$21,437	$—	$86,418

Medical office:
Square feet	11,599	2,023	1,428	1,653	1,285	1,387	743	550	489	711	587	743
Annualized revenues	$236,651	$43,448	$31,659	$34,306	$23,712	$31,863	$15,346	$10,577	$10,941	$12,486	$12,264	$10,049

Hospital:
Properties	17	—	—	—	1	3	—	—	2	—	4	7
Annualized revenues	$65,422	$—	$—	$—	$2,424	$16,018	$—	$—	$4,480	$—	$6,141	$36,359

Skilled nursing:
Properties	48	—	1	—	10	12	5	5	9	4	1	1
Annualized revenues	$36,984	$—	$292	$—	$7,090	$8,118	$3,270	$4,949	$8,072	$2,669	$1,314	$1,210

Total annualized revenues	$855,777	$49,102	$46,725	$38,166	$62,423	$81,053	$43,697	$40,952	$79,705	$134,840	$33,992	$245,122

Debt Investment Maturities

Senior housing:
Annualized revenues	$604	$301	$303	$—	$—	$—	$—	$—	$—	$—	$—	$—

Hospital:
Annualized revenues	$29,241	$10,892	$—	$—	$—	$—	$—	$16,499	$1,850	$—	$—	$—

Skilled nursing:
Annualized revenues	$56,256	$1,399	$—	$—	$54,678	$179	$—	$—	$—	$—	$—	$—

Total annualized revenues	$86,101	$12,592	$303	$—	$54,678	$179	$—	$16,499	$1,850	$—	$—	$—

(1)     The most recent monthly base rent (including add rent floors), income from direct financing leases and/or interest income annualized for twelve months. For additional details regarding “annualized revenues,” see reporting definitions.

(2)      Includes month-to-month and holdover leases.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

11

Owned Senior Housing Portfolio

As of and for the quarter ended March 31, 2010, dollars in thousands
Investments
Operating	Property			Average			EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	Occupancy %(1)	Amount	CFC	Amount	CFC
Assisted living	165	$2,272,558	$45,770	12	14,168	84.8	$188,471	1.13 x	$229,245	1.38 x
Independent living	29	708,952	15,205	16	4,878	85.4	63,136	1.04 x	72,345	1.19 x
CCRCs	8	510,688	11,099	22	3,226	90.3	59,392	1.38 x	70,782	1.64 x
	202	$3,492,198	$72,074	13	22,272	85.7	$310,999	1.15 x	$372,372	1.38 x

Direct Financing	Property			Average			EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	Occupancy %(1)	Amount	CFC	Amount	CFC
Assisted living	27	$600,127	$12,215	13	3,141	86.0	$42,505	1.10 x	$53,855	1.39 x
CCRCs(2)	3	12,864	—
	30	$612,991	$12,215

Leased Properties	232	$4,105,189	$84,289	13	25,413	85.8	$353,504	1.15 x	$426,227	1.38 x

			Interest				EBITDA		EBITDAM
Secured Loans		Investment	Income				Amount	DSC	Amount	DSC
Assisted living		$3,549	$50				$368	2.27 x	$453	2.79 x
Independent living		2,861	76				608	1.38 x	730	1.65 x
CCRC(2)(3)		1,400	—				$976	1.62 x	$1,183	1.96 x
		$7,810	$126

Total		$4,112,999	$84,415

Operator Concentration(4)
					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDA(R)	EBITDA(R)M
Operator	Count	% Pooled	Amount	%	Amount	%	Units	%(1)	CFC/DSC	CFC/DSC
Sunrise Senior Living(5)(6)	75	99	$1,763,976	43	$29,625	35	8,808	86.6	1.15 x	1.44 x
Brookdale	24	92	675,804	16	16,733	20	4,815	88.9	1.34 x	1.57 x
Emeritus Corporation	37	89	543,266	13	14,185	17	3,826	87.2	1.19 x	1.40 x
Aegis Senior Living	12	83	258,008	6	5,655	7	964	86.9	0.97 x	1.12 x
Harbor Retirement Associates	13	92	191,170	5	3,518	4	1,260	76.9	0.96 x	1.23 x
Capital Senior Living	15	100	176,517	4	3,725	4	1,530	79.4	1.03 x	1.17 x
Horizon Bay Senior Communities	11	91	157,203	4	4,237	5	1,273	92.7	1.41 x	1.65 x
Other(6)	45	62	347,055	9	6,737	8	2,937	83.1	0.95 x	1.14 x
	232	88	$4,112,999	100	$84,415	100	25,413	85.8	1.15 x	1.38 x

(1)  Occupancy percentages are one quarter in arrears from the period presented.

(2)  Represents ground leases on CCRCs. The Company recorded aggregate net impairment charges that represented a substantial amount of the carrying value of three Erickson DFLs and the related construction loan participation. As a result, no revenues were recognized in the three months ended March 31, 2010. See Note 5 to the Condensed Consolidated Financial Statement for the quarter ended March 31, 2010 in the Company’s Quarterly Report on Form 10-Q filed with the SEC for additional information.

(3)  Represents a secured construction loan on one CCRC included in the DFL portfolio.

(4)  Property count and units are presented for leased properties, excluding secured loans. Occupancy percentages are presented in the aggregate for leased properties and secured loans.

(5)  Sunrise Senior Living percentage pooled consists of 75 assets under 11 separate pools.

(6)  On October 1, 2009, the Company transitioned 14 assets formerly operated by Sunrise Senior Living to three new operators. For these transitioned assets, occupancy and CFC are disclosed under “other.”

See Reporting Definitions and Reconciliations of Non-GAAP Measures

12

Owned Senior Housing Portfolio

Dollars in thousands

Portfolio Trends
	Same Property Operating Lease Portfolio			Total Portfolio
	As of and for the Quarter Ended			At the Period Ended
	03/31/10	12/31/09	03/31/09	03/31/10	12/31/09(1)	03/31/09(1)

Property count	201	201	201	232	231	234
Investment	$3,483,261	$3,481,080	$3,481,158	$4,112,999	$4,088,170	$4,143,028
Units	22,186	22,194	22,143	25,413	25,335	25,457
3-Month Occupancy %(2)	85.0	85.5	87.7	85.1	85.5	87.9
12-Month Occupancy %(2)	85.7	86.4	88.4	85.8	86.4	88.6
EBITDA(R)(3)	$311,000	$306,257	$303,146	$354,480	$349,083	$347,555
EBITDA(R) CFC/DSC(3)	1.15 x	1.13 x	1.13 x	1.15 x	1.13 x	1.13 x
EBITDA(R)M(3)	$372,373	$367,663	$364,477	$427,410	$422,053	$420,561
EBITDA(R)M CFC/DSC(3)	1.38 x	1.36 x	1.36 x	1.38 x	1.36 x	1.37 x
NOI:
Rental and related revenues	$72,892	$74,251	$68,741
Operating expenses(4)	(372)	137	(2,653)
	$72,520	$74,388	$66,088
Adjusted NOI:
Straight-line rents	(4,886)	(5,890)	(5,446)
Below market lease intangibles, net	(785)	(792)	(98)
	$66,849	$67,706	$60,544

(1)      Amounts reflected conform to current presentation, without giving effect to discontinued operations.

(2)      Occupancy percentages are one quarter in arrears from the period presented. Total portfolio occupancy percentages are presented in the aggregate for leased properties and secured loans.

(3)      EBITDA(R) and EBITDA(R)M amounts and coverages are based on the trailing twelve-month period presented and are one quarter in arrears from the period presented.

(4)      Excludes certain non-property specific operating expenses allocated to each segment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

13

Owned Life Science Portfolio

As of and for the quarter ended March 31, 2010, unless otherwise indicated, dollars and square feet in thousands
Investments	Property			Average	Square
Leased Properties	Count	Investment	NOI	Age (Years)	Feet	Occupancy %(1)
San Francisco	72	$2,488,917	$44,150	15	4,487	87.7
San Diego	15	492,294	9,937	18	1,328	89.7
Utah	9	90,295	2,605	10	584	95.1
	96	$3,071,506	$56,692	15	6,399	88.8

Tenant Concentration	Annualized Revenues		Square Feet
Tenant	Amount	%	Amount	%
Amgen	$39,055	19	684	12
Genentech	35,523	17	794	14
Takeda	16,354	8	324	6
Exelixis, Inc.	12,701	6	295	5
Rigel Pharmaceuticals	12,302	6	147	3
ARUP	5,088	2	324	6
Alexza Pharmaceuticals, Inc.	4,955	2	107	2
Sequenom	4,713	2	83	1
Myriad Genetics	4,647	2	225	4
NuVasive, Inc.	4,362	2	145	2
Other	65,027	34	2,551	45
	$204,727	100	5,679	100

Portfolio Trends
	Same Property Operating Lease Portfolio			Total Portfolio
	As of and for the Quarter Ended			At the Period Ended
	03/31/10	12/31/09	03/31/09	03/31/10	12/31/09(2)	03/31/09(2)

Property count	93	93	93	96	94	96
Investment	$2,825,548	$2,815,508	$2,800,212	$3,071,506	$2,822,709	$2,817,301
Square feet	6,070	6,070	6,059	6,399	6,083	6,126
Occupancy %(1)	89.4	89.8	91.3	88.8	89.8	91.4
NOI:
Rental and related revenues	$54,003	$54,948	$51,672
Tenant recoveries	9,640	10,503	10,876
Operating expenses(3)	(10,698)	(12,011)	(10,566)
	$52,945	$53,440	$51,982
Adjusted NOI:
Straight-line rents	(4,381)	450	(3,741)
Below market lease intangibles, net	(207)	(336)	(1,526)
Lease termination fees	(1,589)	(3,029)	—
	$46,768	$50,525	$46,715

(1)      Occupancy percentages are presented as of the end of the period reported.

(2)      Amounts are reflected as originally reported, without giving effect to discontinued operations.

(3)      Excludes certain non-property specific operating expenses allocated to each segment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

14

Owned Life Science Portfolio

Dollars and square feet in thousands, except dollars per square foot
Selected Lease Expirations Data (next 3 years):

	Total				San Francisco		San Diego		Utah
	Square Feet		Annualized Revenues		Square	Annualized	Square	Annualized	Square	Annualized
Year	Amount	%	Amount	%	Feet	Revenues	Feet	Revenues	Feet	Revenues
2010(1)	230	4	$4,859	2	77	$1,963	146	$2,805	7	$91
2011	425	7	13,783	7	373	12,185	52	1,598	—	—
2012	114	2	2,506	1	40	976	74	1,530	—	—
Thereafter	4,910	87	183,579	90	3,443	145,977	919	27,868	548	9,734
	5,679	100	$204,727	100	3,933	$161,101	1,191	$33,801	555	$9,825

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot(2)	In Rents	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2009	5,464	$34.99

Developments placed in service	250	52.42
Redevelopments	(13)	30.00
Expirations	(130)	25.99
Renewals, amendments and extensions	108	20.56	(28.7)	8.36	6.62	46	82.9
New leases and expansions	54	20.61	2.0	5.99	7.18	53
Terminations	(54)	23.60

Leased Square Feet as of March 31, 2010	5,679	$36.05

(1)      Includes month-to-month and holdover leases.

(2)      Represents actual base rents.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

15

Owned Medical Office Portfolio

As of and for the quarter ended March 31, 2010, dollars and square feet in thousands
Investments
	Property			Average
Leased Properties	Count	Investment	NOI	Age (Years)	Square Feet	Occupancy %(1)
On-Campus	141	$1,731,254	$36,760	18	10,680	90.7
Off-Campus	43	410,076	8,767	17	2,111	90.7
	184	$2,141,330	$45,527	18	12,791	90.7

Portfolio Trends
	Same Property Operating Lease Portfolio			Total Portfolio
	As of and for the Quarter Ended			At the Period Ended
	03/31/10	12/31/09	03/31/09	03/31/10	12/31/09(2)	03/31/09(2)

Property count	184	184	184	184	184	187
Investment	$2,141,330	$2,136,738	$2,114,296	$2,141,330	$2,137,140	$2,124,046
Square feet	12,791	12,812	12,806	12,791	12,812	12,912
Occupancy %(1)	90.7	90.9	90.5	90.7	90.9	90.5
NOI:
Rental and related revenues	$65,236	$64,210	$64,892
Tenant recoveries	11,607	11,430	11,951
Operating expenses(3)	(30,367)	(30,593)	(30,841)
	$46,476	$45,047	$46,002
Adjusted NOI:
Straight-line rents	(693)	(210)	(738)
Below market lease intangibles, net	(645)	(785)	(752)
Lease terminations	(395)	(50)	(61)
	$44,743	$44,002	$44,451

(1)      Occupancy percentages are presented as of the end of the period reported.

(2)      Amounts are reflected as originally reported, without giving effect to discontinued operations.

(3)      Excludes certain non-property specific operating expenses allocated to each segment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

16

Owned Medical Office Portfolio

Square feet in thousands
Leasing Activity
	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot(1)	In Rents(2)	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2009	11,651	$21.32

Expirations	(421)	21.87
Renewals, amendments and extensions	332	21.82	1.1	$7.25	$2.04	44	78.9
New leases	65	20.14		21.34	6.20	53
Terminations	(28)	17.13

Leased Square Feet as of March 31, 2010	11,599	$21.48

(1)      Represents actual base rents.

(2)      For comparative purposes, the calculation reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

17

Owned Hospital Portfolio

As of and for the quarter ended March 31, 2010, dollars in thousands, unless otherwise indicated

Investments

Leased	Property			Average			EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	Age (Years)	Beds	Occupancy %(1)(2)	Amount	CFC	Amount	CFC
Acute care	5	$452,077	$12,696	33	1,577	59.0	$253,111	5.68 x	$276,205	6.20 x
Rehab	7	95,409	1,074	19	487	62.8	28,499	3.31 x	31,994	3.72 x
Specialty	2	63,689	1,390	26	37	N/A	25,194	4.96 x	27,929	5.49 x
LTACH	3	35,205	1,994	16	244	53.2	11,042	1.59 x	14,938	2.16 x
	17	$646,380	$17,154	24	2,345	59.0	$317,846	4.88 x	$351,066	5.39 x

Secured			Interest				EBITDA(1)		EBITDAM(1)
Loans		Investment	Income				Amount	DSC	Amount	DSC
Acute care		$34,558	$745				$12,081	4.03 x	$14,027	4.67 x

Mezzanine			Interest					EBITDA		EBITDAM
Loans		Investment	Income					DSC		DSC
Acute care		$150,864	$3,389					2.74 x		3.04 x
Specialty		100,931	3,399					1.96 x		1.96 x
		$251,795	$6,788					2.42 x		2.60 x

Total		$932,733	$24,687

Operator Concentration(3)
					NOI and
	Properties		Investment		Interest Income
Operator(1)	Count	% Pooled	Amount	%	Amount	%	Beds
HCA(4)	1	—	$317,433	34	$8,484	34	645
Tenet Healthcare Corp	3	—	196,709	21	4,285	17	756
Cirrus Health	2	—	143,720	15	4,327	18	37
HealthSouth	5	80	55,981	6	2,246	9	372
Other	6	50	218,890	24	5,345	22	535
	17	41	$932,733	100	$24,687	100	2,345

(1)   Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

(2)   Occupancy percentages are one quarter in arrears from the period presented.

(3)   Property count and beds are presented for leased properties, excludes secured and mezzanine loans.

(4)   Investment amount includes $166.6 million related to leased properties and $150.8 million related to marketable securities.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

18

Owned Hospital Portfolio

Dollars in thousands

Portfolio Trends
	Same Property Operating Lease Portfolio			Total Portfolio
	As of and for the Quarter Ended			As of and for the Twelve Months Ended
	03/31/10	12/31/09	03/31/09	03/31/10	12/31/09(1)	03/31/09(1)

Property count	17	17	17	17	18	18
Investment	$646,380	$646,323	$646,181	$932,733	$959,678	$1,010,130
Beds	2,345	2,345	2,298	2,345	2,510	2,463
3-Month Occupancy %(2)	57.7	56.2	56.3
12-Month Occupancy %(2)	59.0	58.6	60.6
EBITDAR(3)	$317,846	$309,911	$294,687
EBITDAR CFC(3)	4.88 x	4.76 x	4.60 x
EBITDARM(3)	$351,066	$342,522	$327,159
EBITDARM CFC(3)	5.39 x	5.26 x	5.11 x
NOI:
Rental and related revenues	$19,363	$20,783	$18,001
Operating expenses(4)	(2,209)	(1,336)	(811)
	$17,154	$19,447	$17,190
Adjusted NOI:
Straight-line rents	(1,942)	(1,942)	(1,516)
Below market lease intangibles, net	(218)	(218)	(218)
	$14,994	$17,287	$15,456

(1)  Amounts reflected conform to current presentation, without giving effect to discontinued operations.

(2)  Occupancy percentages are one quarter in arrears from the period presented. Total portfolio occupancy percentages are presented in the aggregate for leased properties and secured loans.

(3)  EBITDAR and EBITDARM amounts and coverages are based on the trailing twelve-month period one quarter in arrears from the period presented.

(4)  Excludes certain non-property specific operating expenses allocated to each segment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

19

Owned Skilled Nursing Portfolio

As of and for the quarter ended March 31, 2010, dollars in thousands, unless otherwise indicated

Investments

Leased	Property			Average			EBITDAR		EBITDARM
Properties(1)	Count	Investment	NOI	Age (Years)	Beds	Occupancy %(2)	Amount	CFC	Amount	CFC
Skilled nursing	48	$255,084	$9,561	25	5,628	85.4	$56,713	1.54 x	$77,398	2.10 x

Secured			Interest				EBITDA		EBITDAM
Loans		Investment	Income				Amount	DSC	Amount	DSC
HCR ManorCare(3) (4)		$612,413	$12,164				N/A	22.62 x	N/A	27.82 x
Other		13,741	397				$5,689	2.28 x	$7,076	2.84 x
		$626,154	$12,561					20.84 x		25.64 x

Mezzanine			Interest					EBITDA		EBITDAM
Loans		Investment	Income					DSC		DSC
HCR ManorCare(4) (5)		$938,862	$15,046					4.42 x		5.44 x

Total		$1,820,100	$37,168

Operator Concentration(6)

					NOI and
	Properties		Investment		Interest Income				EBITDA(R)	EBITDA(R)M
Operator	Count	% Pooled	Amount	%	Amount	%	Beds	Occupancy %(2)	CFC/DSC	CFC/DSC
HCR ManorCare	—	—	$1,551,275	85	$27,210	73	N/A	N/A	4.42 x	5.44 x
Formation Capital	9	100	63,100	4	1,711	5	934	94.6	2.14 x	2.69 x
Covenant Care	12	100	62,318	3	2,519	7	1,373	81.8	1.67 x	2.22 x
Kindred	9	100	38,117	2	2,013	5	1,288	86.0	1.02 x	1.68 x
Sun Healthcare	4	100	37,627	2	1,082	3	479	80.1	2.17 x	2.69 x
Trilogy Health Services	5	100	33,351	2	1,379	4	546	88.8	1.27 x	1.66 x
Other	9	56	34,312	2	1,254	3	1,008	81.4	1.31 x	1.94 x
	48	92	$1,820,100	100	$37,168	100	5,628	85.1

(1)   The Company’s skilled nursing leased properties have the following revenue mix: Private-pay (26%), Medicare (36%) and Medicaid (38%).

(2)   Occupancy percentages are one quarter in arrears from the period presented.

(3)   Represents the $720 million participation in first mortgage debt of HCR ManorCare with a carrying value of $612 million. This interest-only participation bears interest on the face amount at LIBOR plus 1.25% and represents 45% of the $1.6 billion most senior tranche of HCR ManorCare’s mortgage debt. The mortgage debt matures in January 2013 if the borrower meets certain performance conditions and exercises a one-year extension option. At August 3, 2009, the mortgage loan was secured by a first lien on 331 HCR ManorCare facilities located in 30 states.

(4)   See HCR Properties, LLC (HCR ManorCare “PropCo”) Information on page 21 in this report.

(5)   Represents mezzanine loans having an aggregate face value of $1.0 billion and a carrying value of $939 million. These interest-only loans bear interest on their face amounts at LIBOR plus 4.0%. These loans mature in January 2013 and are mandatorily pre-payable in January 2012, unless the borrower satisfies certain performance conditions. At August 3, 2009, the loans were secured by an indirect pledge of equity ownership in 331 HCR ManorCare facilities located in 30 states and are subordinate to other debt of approximately $3.6 billion.

(6)   Property count and beds are presented for leased properties, excludes secured and mezzanine loans. Occupancy percentages are presented in the aggregate for leased properties and other secured loans, excluding the Company’s interest in HCR ManorCare.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

20

Owned Skilled Nursing Portfolio

Dollars in thousands, unless otherwise indicated
Portfolio Trends
	Same Property Operating Lease Portfolio			Total Portfolio
	As of and for the Quarter Ended			As of and for the Twelve Months Ended
	03/31/10	12/31/09	03/31/09	03/31/10	12/31/09(1)	03/31/09(1)

Property count	48	48	48	48	48	48
Investment	$255,084	$255,084	$255,084	$1,820,100	$1,807,378	$1,172,307
Beds	5,628	5,628	5,651	5,628	5,628	5,651
3-Month Occupancy %(2)	85.3	85.2	85.4	85.0	84.9	85.3
12-Month Occupancy %(2)	85.4	85.4	86.2	85.1	85.1	86.1
EBITDAR(3)	$56,713	$57,122	$53,727
EBITDAR CFC(3)	1.54 x	1.56 x	1.51 x
EBITDARM(3)	$77,398	$77,111	$73,271
EBITDARM CFC(3)	2.10 x	2.11 x	2.06 x
NOI:
Rental and related revenues	$9,610	$9,558	$8,902
Operating expenses(4)	(44)	(45)	(50)
	$9,566	$9,513	$8,852
Adjusted NOI:
Straight-line rents	(356)	(343)	10
	$9,210	$9,170	$8,862

HCR Properties, LLC (HCR ManorCare “PropCo”) Information

Portfolio Summary(5)
		Occupancy	Non- Medicaid	Twelve Month
Property Count	Beds	%	Revenue(6)	EBITDA(3)	EBITDAM(3)
331	41,474	88.2	72%	$588,055	$723,279

Debt Capital Structure (dollars in billions)
						12-Month
			12-Month	12-Month	3-Month	EBITDA DSC
		HCP	EBITDA	EBITDAM	EBITDA	at Interest-
	Total	Interest(7)	DSC	DSC	DSC	Rate Cap
First mortgage	$1.6	$0.7	22.62 x	27.82 x	23.23 x	6.87 x
Other mortgage	1.4	—
Mezzanine securities	1.6	1.0	4.42 x	5.44 x	4.40 x	1.93 x
	$4.6	$1.7	4.42 x	5.44 x	4.40 x	1.93 x

Interest-Rate Caps (dollars in billions)
				Maturity
Description	Notional	Strike Rate		Date	Index
Interest-rate cap	$2.5	3.00%		January 2012	1-month LIBOR
Interest-rate cap	2.1	5.25%		January 2012	1-month LIBOR

(1)   Amounts reflected conform to current presentation, without giving effect to discontinued operations.

(2)   Occupancy percentages are one quarter in arrears from the period presented. Total portfolio occupancy percentages are presented in the aggregate for leased properties and other secured loans, excluding the Company’s interest in HCR ManorCare.

(3)   EBITDA(R) and EBITDA(R)M amounts and coverages are based on the trailing twelve-month period one quarter in arrears from the period presented.

(4)   Excludes certain non-property specific operating expenses allocated to each segment.

(5)   PropCo leases its properties to HCR III HealthCare, LLC (“OpCo”) under a 12-year triple net lease, which commenced in December 2007 and includes one 10-year extension option. Initial year base rent to OpCo is $379.5 million and escalates at 3% per annum.

(6)   Private-pay and Medicare revenues as a percentage of total revenues are 32% and 40%, respectively.

(7)   HCP’s participation interest in first mortgage is pari passu with the remaining first mortgage. HCP’s investments in mezzanine securities are junior to the remaining mezzanine securities.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

21

Investment Management Platform

As of and for the quarter ended March 31, 2010, dollars in thousands

						HCP’s
Unconsolidated		Date	HCP’s	Joint	HCP’s Net	Investment	Initial
Institutional	Primary	Established/	Ownership	Venture’s	Equity	Management	Term
Joint Ventures	Segment	Acquired	Percentage	Investment	Investment(1)	Fee Income	(in years)

HCP Ventures II	Senior housing	January-07	35%	$1,099,888	$138,834	$700	Indefinite
HCP Ventures III	Medical office	October-06	30%(2)	141,701	10,791	106	10
HCP Ventures IV	Medical office	April-07	20%	660,254	39,264	501	10
HCP Life Science	Life science	August-07	50%-63%	81,055	64,371	1	97-98
				$1,982,898	$253,260	$1,308

		Balance Sheets(3)
	March 31, 2010			December 31, 2009
	Senior Housing	MOB	Life Science	Senior Housing	MOB	Life Science
ASSETS
Real estate:
Buildings and improvements	$935,208	$660,294	$35,353	$935,902	$661,227	$35,353
Development costs and CIP	1,206	722	205	—	436	207
Land	108,907	67,820	8,271	108,907	67,820	8,271
Accumulated depreciation and amortization	(91,937)	(81,292)	(21,544)	(85,370)	(75,673)	(20,955)
Net real estate	953,384	647,544	22,285	959,439	653,810	22,876

Cash and cash equivalents and restricted cash	6,806	15,852	2,516	7,215	11,505	1,427
Intangible assets, net	38,674	48,436	—	39,745	50,948	—
Other assets, net	56,457	18,022	2,138	51,872	18,801	2,045
Total assets	$1,055,321	$729,854	$26,939	$1,058,271	$735,064	26,348

LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$656,895	$469,541	$12,214	$659,476	$469,675	$12,968
Intangible liabilities, net	1,042	13,843	—	1,069	14,326	—
Accounts payable, accrued liabilities and deferred revenue	5,553	14,118	1,581	5,920	14,739	903
Total liabilities	663,490	497,502	13,795	666,465	498,740	13,871

HCP’s capital	134,383	38,270	6,742	134,375	39,075	6,352
Partners’ capital	257,448	194,082	6,402	257,431	197,249	6,125
Total liabilities and members’ capital	$1,055,321	$729,854	$26,939	$1,058,271	$735,064	$26,348

(1)   The carrying value of investments in unconsolidated joint ventures is based on the amount we paid to purchase the joint venture interest, which is different from our capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture.

(2)   The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.

(3)   Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the MOB columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

22

Investment Management Platform

In thousands

Statements of Operations and Funds From Operations(1)
	Three Months Ended March 31, 2010			Three Months Ended March 31, 2009
	Senior Housing	MOB	Life Science	Senior Housing	MOB	Life Science
Revenues:
Rental and related revenues	$21,045	$17,266	$1,800	$20,851	$17,938	$1,960
Tenant recoveries	—	4,424	352	—	4,725	170
Total revenues	21,045	21,690	2,152	20,851	22,663	2,130

Costs and expenses:
Depreciation and amortization	6,915	9,265	611	7,031	9,501	2,361
Operating	1	8,339	383	—	8,563	437
General and administrative	1,146	949	30	1,326	1,115	15
Total costs and expenses	8,062	18,553	1,024	8,357	19,179	2,813

Other income (expense):
Other income, net	—	2	—	—	10	—
Interest expense	(9,479)	(6,850)	(224)	(9,617)	(6,825)	(275)
Net income (loss)	$3,504	$(3,711)	$904	$2,877	$(3,331)	$(958)

Depreciation and amortization of real estate and in-place lease intangibles	6,915	9,265	611	7,031	9,501	2,361
FFO	$10,419	$5,554	$1,515	$9,908	$6,170	$1,403

HCP’s pro rata share of FFO	$3,647	$1,256	$848	$3,468	$1,390	$796

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$774	$30	$—	$823	$107	$—
Amortization of debt premiums, discounts and issuance costs, net	171	190	8	171	190	8
Straight-line rents	(4,809)	51	59	(2,512)	(625)	(48)
Lease commissions and tenant and capital improvements	(512)	(1,129)	(168)	(616)	(1,293)	(157)

(1)   Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the MOB columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

23

Investment Management Platform

In thousands

Net Operating Income(1)
	Three Months Ended March 31, 2010			Three Months Ended March 31, 2009
	Senior Housing	MOB	Life Science	Senior Housing	MOB	Life Science

Net income (loss)	$3,504	$(3,711)	$904	$2,877	$(3,331)	$(958)
Depreciation and amortization	6,915	9,265	611	7,031	9,501	2,361
General and administrative	1,146	949	30	1,326	1,115	15
Other income, net	—	(2)	—	—	(10)	—
Interest expense	9,479	6,850	224	9,617	6,825	275

NOI	$21,044	$13,351	$1,769	$20,851	$14,100	$1,693
Straight-line rents	(4,809)	51	59	(2,512)	(625)	(48)
Amortization of above (below) market lease intangibles, net	774	30	—	823	107	—
Lease termination fees	—	(429)	—	—	—	—

Adjusted NOI	$17,009	$13,003	$1,828	$19,162	$13,582	$1,645

HCP’s pro rata share of NOI	$7,365	$2,978	$994	$7,298	$3,136	$963

HCP’s pro rata share of adjusted NOI	$5,953	$2,883	$1,024	$6,706	$3,010	$937

(1)   Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the MOB columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

24

Investment Management Platform

As of and for the quarter ended March 31, 2010, dollars and square feet in thousands

	Property			Average			EBITDAR		EBITDARM
HCP Ventures II(1)	Count	Investment	NOI	Age (Years)	Units	Occupancy%(2)(3)	Amount	CFC	Amount	CFC
Assisted living	2	$11,077	$232	14	111	89.2	$621	0.75 x	$820	1.00 x
Independent living	20	980,657	18,650	20	5,057	91.1	60,217	0.89 x	67,623	1.00 x
CCRCs	3	108,154	2,162	15	448	93.0	6,461	0.83 x	7,550	0.97 x
	25	$1,099,888	$21,044	19	5,616	91.2	$67,299	0.88 x	$75,993	0.99 x

	Property			Average	Square
HCP Ventures III	Count	Investment	NOI	Age (Years)	Feet	Occupancy%(2)
Medical office:
On-Campus	9	$108,995	$2,446	9	619	100.0
Off-Campus	4	32,706	630	9	183	95.1
	13	$141,701	$3,076	9	802	98.9

	Property			Average	Square
HCP Ventures IV	Count	Investment	NOI	Age (Years)	Feet	Occupancy%(2)(4)
Medical office:
On-Campus	23	$229,238	$3,467	21	1,207	79.0
Off-Campus	31	349,634	5,667	18	1,478	83.2
Hospital:
LTACH	1	12,193	147	3	N/A	N/A
Rehab	1	13,965	(228)	4	N/A	N/A
Specialty	2	55,224	1,222	5	N/A	N/A
	58	$660,254	$10,275	18

	Property			Average	Square
HCP Life Science	Count	Investment	NOI	Age (Years)	Feet	Occupancy%(2)
San Francisco	2	$40,575	$1,085	13	147	100.0
San Diego	2	40,480	684	14	131	96.8
	4	$81,055	$1,769	14	278	98.5

Total	100	$1,982,898	$36,164

(1)      All facilities are operated by Horizon Bay Senior Communities.

(2)      For MOBs and life science facilities, occupancy are presented as of the end of the period reported. For senior housing, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and are one quarter in arrears from the period reported.

(3)      At March 31, 2010, the average three-month occupancy for senior housing facilities was 92.2%. These occupancy percentages are one quarter in arrears from the period presented.

(4)      Certain operators in the Investment Management Platform hospital portfolio are not required under their respective leases to provide operational data.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

25

Reporting Definitions and Reconciliations of Non-GAAP Measures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges.  The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company.  However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges.  Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

The following table details the calculation of Adjusted Fixed Charge Coverage:

In thousands
	Three Months Ended March 31,
	2010	2009

Adjusted EBITDA	$237,392	$221,291
Interest expense	75,956	76,674
HCP’s share of interest expense from the Investment Management Platform	4,959	5,028
Capitalized interest	5,050	6,020
Preferred stock dividends	5,283	5,283
Fixed charges	$91,248	$93,005

Adjusted fixed charge coverage	2.6 x	2.4 x

Annualized Debt Service.  The most recent monthly interest and principal amortization due to HCP as of period end annualized for twelve months.  The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Revenues.  The most recent monthly base rent (including add rent floors), income from direct financing leases and/or interest income annualized for twelve months.  Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, interest accretion and deferred revenues).  The Company uses Annualized Revenues for the purpose of determining Relationship Concentrations, Lease Expirations and Debt Investment Maturities.

Assets Held for Sale.  Assets of discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Assisted Living Facility (“ALF”).  A senior housing facility that predominantly consists of assisted living units is classified by the Company as an ALF.

Beds/Units/Square Feet.  Senior housing facilities are measured in units (e.g., studio, one or two bedroom units).  MOBs and life science facilities are measured in square feet. Hospitals and skilled nursing facilities are measured in licensed bed count.

Cash Flow Coverage (“CFC”).  Facility EBITDAR or Facility EBITDARM for the most recent twelve months of available data divided by the Same Period Rent.  Cash Flow Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company.  However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR or Facility EBITDARM.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage and other secured debt, and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Market Capitalization.  Consolidated Debt at Book Value plus Consolidated Market Equity.

Consolidated Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Consolidated Secured Debt.  Mortgage and other secured debt secured by real estate excluding debt on assets held for sale as reported in the Company’s consolidated financial statements.

Continuing Care Retirement Community (“CCRC”).  A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing) is classified by the Company as a CCRC.

Debt Investments.  Loans secured by a direct interest in real estate and mezzanine loans.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

Debt Service Coverage (“DSC”).  Facility EBITDA(R) or Facility EBITDA(R)M for the most recent twelve months of available data divided by Annualized Debt Service. Debt Service Coverage is a supplemental measure of the property’s ability to generate sufficient cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related obligations to the Company under loan agreements.  However, its usefulness is limited by the same factors that limit the usefulness of Facility EBITDA(R) or Facility EBITDA(R)M.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Development.  Includes ground-up construction and redevelopments.

26

Reporting Definitions and Reconciliations of Non-GAAP Measures

Direct Financing Lease (“DFL”).  The Company uses the direct finance method of accounting to record income from DFLs.  For leases accounted for as DFLs, future minimum lease payments are recorded as a receivable.  The difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income.  Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

Estimated Completion Date.  For development projects, management’s estimate of the date the core and shell structure improvements are expected to be or have been completed.  For redevelopment projects, management’s estimate of the time in which major construction activity in relation to the scope of the project has been substantially completed.

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity.  Adjusted EBITDA is calculated as EBITDA excluding impairments and gains or losses from real estate dispositions. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity.  The Company considers Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, litigation provision and gains or losses from real estate dispositions.  By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations.  EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity.  Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles Adjusted EBITDA from net income (loss):

In thousands
	Three Months Ended March 31,
	2010	2009

Net income	$84,101	$52,709
Interest expense	75,956	76,674
Income taxes:
Continuing operations	387	888
Discontinued operations	—	26
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	78,147	80,223
Discontinued operations	824	375
Equity (income) loss from unconsolidated joint ventures	(1,383)	462
HCP’s share of EBITDA from the Investment Management Platform	10,710	10,682
Other joint venture adjustments	550	609
EBITDA	$249,292	$222,648

Impairment recoveries	(11,900)	—
Gain on sales of real estate	—	(1,357)
Adjusted EBITDA	$237,392	$221,291

Facility EBITDA(R) (“EBITDA(R)”).  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing twelve months and one quarter in arrears from the date presented. The Company uses Facility EBITDA(R) in determining Cash Flow Coverage and Debt Service Coverage.  Facility EBITDA(R) has limitations as an analytical tool.  Facility EBITDA(R) does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments.  In addition, Facility EBITDA(R) does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators.  However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management.  The Company utilizes Facility EBITDA(R) as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company.  Facility EBITDA(R) includes the greater of (i) contractual management fees or (ii) an imputed management fee of 2% for acute care hospitals and 5% for skilled nursing facilities and senior housing facilities which the Company believes represents typical management fees in their respective industries.  All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Facility EBITDA(R)M (“EBITDA(R)M”).  Earnings before interest, taxes, depreciation, amortization, rent and management fees for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing twelve months and one quarter in arrears from the date presented.  The Company uses Facility EBITDA(R)M in determining Cash Flow Coverage and Debt Service Coverage.  Facility EBITDA(R)M has limitations as an analytical tool.  Facility EBITDA(R)M does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments.  In addition, Facility EBITDA(R)M does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators.  However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management.  The Company utilizes Facility

27

Reporting Definitions and Reconciliations of Non-GAAP Measures

EBITDA(R)M as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company.  All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Financial Leverage.  Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies.  The Company believes that the ratio of consolidated debt to consolidated gross assets is the most directly comparable GAAP measure to Financial Leverage.  The Company’s computation of its Financial Leverage may not be identical to the computations of financial leverage reported by other companies.  The Company’s share of total debt is not intended to reflect its actual liability or ability to access assets should there be a default under any or all of such loans or a liquidation of the joint ventures.

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends.  The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage.  However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful.  The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies.  While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company. For a reconciliation of FFO to net income, please refer to the slide in this supplemental information package captioned “Consolidated Funds From Operations.”

FFO Payout Ratio.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.  FFO Payout Ratio per Common Share is subject to the same limitations noted in the definition of FFO above.

HCP Life Science.  Includes three unconsolidated joint ventures between the Company and an institutional capital partner for which the Company is the managing member.  HCP Life Science includes the following partnerships: (i) Torrey Pines Science Center LP (50%), (ii) Britannia Biotech Gateway LP (55%) and (iii) LASDK LP (63%).  The unconsolidated joint ventures were acquired as part of the Company’s purchase of Slough Estates USA Inc. on August 1, 2007.

HCP Ventures II.  An unconsolidated joint venture formed on January 5, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 35% interest.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is the managing member and has an effective 25.5% interest.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 20% interest.

Independent Living Facility (“ILF”).  A senior housing facility that predominantly consists of independent living units.

Investment.  Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments.

Investment Management Platform.  Includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures II, (iii) HCP Ventures III and (iv) HCP Ventures IV.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Long-Term Acute Care Hospitals (“LTACHs”).  LTACHs provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring or emergency back-up than that available in most skilled nursing-based programs.

28

Reporting Definitions and Reconciliations of Non-GAAP Measures

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and SPP.  The Company defines NOI as rental revenues, including tenant reimbursements and income from direct financing leases, less property level operating expenses.  NOI excludes interest income, investment management fee income, depreciation and amortization, general and administrative expenses, litigation provision, impairments, impairment recoveries, other income, net, interest expense, income taxes, equity income from unconsolidated joint ventures and discontinued operations.  The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis.  NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL interest accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred as “adjusted NOI” or “cash basis NOI.”  The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP.  The Company believes that net income is the most directly comparable GAAP measure to NOI.  NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items.  Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

The following table reconciles NOI from net income:

In thousands	Three Months Ended March 31,
	2010	2009
Net income	$84,101	$52,709
Interest income	(35,266)	(26,771)
Investment management fee income	(1,308)	(1,438)
Depreciation and amortization	78,147	80,223
General and administrative	24,924	18,531
Impairment recoveries	(11,900)	—
Other income, net	(356)	2,438
Interest expense	75,956	76,674
Income taxes	387	888
Equity (income) loss from unconsolidated joint ventures	(1,383)	462
Total discontinued operations, net of taxes	(79)	(2,868)
NOI	$213,223	$200,848

Straight-line rents	(13,276)	(11,422)
Interest accretion – DFLs	(1,813)	(1,955)
Amortization of above and below market lease intangibles, net	(1,904)	(2,660)
Lease termination fees	(1,984)	(61)
NOI adjustments related to discontinued operations	—	10
Adjusted NOI	$194,246	$184,760

Occupancy.  For MOBs and life science facilities, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For hospitals, skilled nursing facilities and senior housing facilities, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and one quarter in arrears from the date reported. The percentages are calculated based on licensed beds, available beds and units for hospitals, skilled nursing facilities and senior housing facilities, respectively. The percentages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful.  All facility financial performance data were derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. For the same property portfolio, occupancy for hospitals, skilled nursing facilities and senior housing facilities are presented based on the average operating occupancy for trailing three-month period one quarter in arrears from the date reported.

Owned Portfolio.  Represents owned properties subject to operating leases and DFLs and debt investments, and excludes properties under development, including redevelopment, and land held for future development.

Pooled Leases.  Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease, or multiple master leases, a pooling agreement, or multiple pooling agreements, or cross-guaranties. Sunrise Senior Living percentage pooled consists of 75 assets under 11 separate pools.

Redevelopment Projects.  Properties that require significant capital expenditures (generally more than 25% of acquired cost or existing basis) to achieve stabilization or to change the use of the properties.

Rehabilitation Hospitals (“Rehab”).  Rehabilitation hospitals provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Rental Revenues.  Represents rental and related revenues, tenant recoveries and income from direct financing leases.

Retention Rate.  The Company defines retention rate as the ratio of total square feet expiring and available for lease to total renewed square feet, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of their lease.

Same Period Rent.  The base rent plus additional rent due to the Company over the most recent trailing twelve-month period as of period end.  The Company uses Same Period Rent for purposes of determining property-level Cash Flow Coverage.

Same Property Portfolio (“SPP”).  An important component of the Company’s evaluation of the operating performance of its properties.  The Company defines its same property portfolio each quarter as those properties that have been in operation throughout the current year and the prior year and that were also in operation at January 1st of the prior year.  Newly acquired assets, developments and redevelopments in process and assets classified in discontinued operations are excluded from the same property portfolio.  Same property statistics allow management to evaluate the NOI of the Company’s real estate portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the properties on performance measures. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

29

Reporting Definitions and Reconciliations of Non-GAAP Measures

Senior Housing.  ALFs, ILFs and CCRCs.  For reporting purposes, the Company’s senior housing portfolio also includes a school formerly operated as an assisted living facility and six health and wellness centers.

Specialty Hospitals.  Specialty hospitals are licensed as acute care hospitals but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions, or specific procedures such as surgery and are less likely to provide emergency services.

Square Feet.  The square footage for properties, excluding square footage for development or redevelopment properties prior to completion.

Stabilization.  Assets are considered stabilized at the earlier of achieving 90% occupancy or one year from the completion of development or redevelopment activities.

Total Debt.  Consolidated Debt at Book Value plus the Company’s pro rata share of debt from the Investment Management Platform.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

The following table details the calculation of Total Gross Assets:

In thousands
	March 31, 2010	December 31, 2009	March 31, 2009
Consolidated total assets	$12,139,570	$12,209,735	$11,801,289
Investments in and advances to unconsolidated joint ventures	(266,365)	(267,978)	(267,350)
Accumulated depreciation and amortization	1,295,382	1,250,074	1,050,887
Accumulated depreciation and amortization from assets held for sale	14,286	13,462	31,051
Consolidated gross assets	$13,182,873	$13,205,293	$12,615,877
HCP’s share of unconsolidated total assets(1)	543,806	545,539	556,464
HCP’s share of unconsolidated accumulated depreciation and amortization(1)	61,715	57,889	51,685
Total gross assets	$13,788,394	$13,808,721	$13,224,026

Total Market Capitalization.  Total Debt plus Consolidated Market Equity.

Total Secured Debt.  Consolidated secured debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform.

Yield.  Yield is calculated as Net Operating Income, as adjusted, divided by total investment.  For acquisitions, initial yields are calculated as projected Net Operating Income, twelve months forward, as adjusted, as of the closing date divided by total acquisition cost.  The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs.

(1)      Reflects the Company’s pro rata share of amounts from the Investment Management Platform.

30